                                                                 EXHIBIT 10.EE.2


                          -----------------------------
                           SECOND AMENDED AND RESTATED
                                EL PASO AGREEMENT
                          -----------------------------

                      ORIGINALLY DATED AS OF JUNE 30, 1999,
           AMENDED AND RESTATED AS OF NOVEMBER 22, 1999, AMENDED AS OF
         NOVEMBER 17, 2000 AND AMENDED AND RESTATED AS OF MARCH 29, 2002





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                                TABLE OF CONTENTS

                                                                                                               PAGE
                                         SECTION 1 DEFINED TERMS; RULES OF CONSTRUCTION

         1.1.     Definitions.....................................................................................1
         1.2.     Use of Certain Terms............................................................................1
         1.3.     Accounting Terms................................................................................2
         1.4.     No Presumption Against Any Party................................................................2
         1.5.     Headings and References.........................................................................2

                                               SECTION 2 REPRESENTATIONS AND WARRANTIES

         2.1.     Due Formation...................................................................................3
         2.2.     Authorization of Operative Documents............................................................3
         2.3.     Governmental Approvals..........................................................................3
         2.4.     Enforceability..................................................................................3
         2.5.     Accounts........................................................................................3
         2.6.     Compliance with Laws, Etc.......................................................................4
         2.7.     Litigation......................................................................................4
         2.8.     Taxes...........................................................................................4
         2.9.     Title to Property...............................................................................4
         2.10.    ERISA.......................................................................................... 5
         2.11.    Intentionally Omitted...........................................................................5
         2.12.    Investment Company; Holding Company.............................................................5
         2.13.    El Paso Parties   ..............................................................................5
         2.14.    Priority........................................................................................6
         2.15.    No Default......................................................................................6
         2.16.    Disclosure......................................................................................6

                                         SECTION 3 PERFORMANCE GUARANTEE AND INDEMNIFICATION

         3.1.     Subsidiary Guaranties...........................................................................7
         3.2.     General Indemnities.............................................................................8
         3.3.     Survival of Indemnification Obligations........................................................10
         3.4.     Limitations on Indemnification Obligations.....................................................11
         3.5.     Procedural Requirements........................................................................11
         3.6.     Intentionally Omitted..........................................................................13
         3.7.     Limitation with Respect to Obligations Under Sponsor Credit Documents..........................13
         3.8.     Waiver of Fiduciary Duty.......................................................................14

                                                         SECTION 4 PAYMENTS

         4.1.     Payments.......................................................................................14
         4.2.     Taxes..........................................................................................15


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
                                                     SECTION 5 EL PASO COVENANTS

         5.1.     Separate Existence.............................................................................17
         5.2.     Affirmative Covenants..........................................................................20
         5.3.     Negative Covenants.............................................................................22
         5.4.     Reporting Requirements.........................................................................27
         5.5.     Restrictions on Material Subsidiaries..........................................................29

                                                        SECTION 6 MISCELLANEOUS

         6.1.     Amendments.....................................................................................29
         6.2.     Addresses for Notices..........................................................................29
         6.3.     No Waiver; Cumulative Remedies.................................................................30
         6.4.     Waiver of Jury Trial...........................................................................30
         6.5.     Jurisdiction, Etc..............................................................................30
         6.6.     Assignment.....................................................................................31
         6.7.     Governing Law..................................................................................31
         6.8.     Counterparts...................................................................................31
         6.9.     Survival of Representations, Warranties and Indemnities; Entire Agreement......................31
         6.10.    Severability...................................................................................32
         6.11.    No Third-Party Beneficiaries...................................................................32
         6.12.    Obligations Absolute...........................................................................32
         6.13.    Waiver.........................................................................................33
         6.14.    Subrogation....................................................................................33

ANNEX I           FINANCIAL MODEL

ANNEX II          SUPPLEMENT TO FINANCIAL MODEL

SCHEDULE 2.8      SPONSOR SUBSIDIARIES INCLUDED IN TAX RETURN


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                  SECOND AMENDED AND RESTATED EL PASO AGREEMENT


                  SECOND AMENDED AND RESTATED EL PASO AGREEMENT, originally dated as of June 30, 1999, and amended and restated as of November 22, 1999, amended as of November 17, 2000 and further amended and restated as of March 29, 2002 (this "AGREEMENT"), by El Paso Corporation, a Delaware corporation ("EL PASO"), in favor of Red River Investors L.L.C., a Delaware limited liability company ("RED RIVER"), and the other Indemnified Persons (as defined below).

                  PRELIMINARY STATEMENTS

                  A. El Paso is, through one or more wholly owned subsidiaries, the owner of 100% of the member interests of Sabine. Sabine is the Trinity Class A Member and controls Trinity.

                  B. El Paso and Sabine desire Red River to become a Trinity Class B Member in accordance with the Trinity Company Agreement.

                  C. Red River is willing to become a member of Trinity only on the condition, among others, that El Paso provides certain assurances set forth in this Agreement.

                  In consideration of the premises, and intending to be legally bound by this Agreement, El Paso agrees as follows:

                                    SECTION 1

                      DEFINED TERMS; RULES OF CONSTRUCTION

                  1.1. Definitions.

                  As used in this Agreement, capitalized terms defined in the preamble and other Sections of this Agreement shall have the meanings set forth therein and capitalized terms used herein (including in the Preliminary Statements) but not otherwise defined herein shall have the meanings set forth in Exhibit A to the Third Amended and Restated Company Agreement of Trinity River Associates, L.L.C. ("TRINITY") originally dated as of June 29, 1999 and amended and restated as of June 30, 1999 and November 22, 1999, amended as of November 17, 2000 and January 31, 2002 and further amended and restated as of March 29, 2002 by and between Sabine River Investors, L.L.C., a Delaware limited liability company ("SABINE") and Red River (as amended, amended and restated, supplemented or otherwise modified from time to time, the "TRINITY COMPANY AGREEMENT").

                  1.2. Use of Certain Terms.

                  In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "FROM AND INCLUDING" and the words "TO" and "UNTIL" mean "to but excluding". Unless the context of this Agreement requires otherwise, the plural includes the singular the singular includes the plural, and "INCLUDING" has the meaning of

"including without limitation". The words "HEREOF", "HEREIN ", "HEREBY ", "HEREUNDER ", and other similar terms of this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement. References to any agreement or contract are to such agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

                  1.3. Accounting Terms.

                  All accounting terms not specifically defined herein shall be construed in accordance with, and certificates of compliance with financial covenants shall be based upon, GAAP applied consistently.

                  1.4. No Presumption Against Any Party.

                  Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any particular party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

                  1.5. Headings and References.

                  Section and other headings are for reference only, and shall not affect the interpretation or meaning of any provision of this Agreement. Unless otherwise provided, references to Articles, Sections, Schedules, and Exhibits shall be deemed references to Articles and Sections of, and Schedules and Exhibits to, this Agreement. Whether or not specified herein or therein, references to this Agreement and any other Operative Document include this Agreement and the other Operative Documents as the same may be modified, amended, restated or supplemented from time to time pursuant to the provisions hereof or thereof as permitted by the Operative Documents. Whether or not specified herein, a reference to any law shall mean that law as it may be amended, modified or supplemented from time to time, and any successor law. A reference to a Person includes the successors and assigns of such Person, but such reference shall not increase, decrease or otherwise modify in any way the provisions in this Agreement governing the assignment of rights and obligations under or the binding effect of any provision of this Agreement, including
Section 6.6.

                                    SECTION 2

                         REPRESENTATIONS AND WARRANTIES

                  El Paso hereby represents and warrants as of the First Closing Date, the Second Closing Date, the Third Closing Date, the Syndication Date and, with respect to Section 2.16 only, the date of each Information Memorandum as follows:


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


                  2.1. Due Formation.

                  El Paso is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each El Paso Party (other than Trinity or any Sponsor Subsidiary or any Subsidiary of any of the foregoing) (each such El Paso Party, other than those excluded in the immediately preceding parenthetical clause, a "RELEVANT EL PASO PARTY") is duly incorporated or formed, validly existing and in good standing in the jurisdiction of its incorporation or formation. Each of El Paso and the Relevant El Paso Parties possesses all corporate, limited liability company or other applicable Business Entity powers and other authorizations and licenses necessary to engage in its business and operations as now conducted, the failure to obtain or maintain which would have a Material Adverse Effect.

                  2.2. Authorization of Operative Documents.

                  The execution, delivery and performance by each of El Paso and the Relevant El Paso Parties of each Operative Document to which it is a party are within its applicable Business Entity powers, have been duly authorized by all necessary corporate, limited liability company or other applicable Business Entity action, and do not contravene (i) its Organizational Documents or (ii) any law or material contractual restriction binding on or affecting it.

                  2.3. Governmental Approvals.

                  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by each of El Paso and the Relevant El Paso Parties of each Operative Document to which it is a party, except those necessary to comply with laws, rules, regulations and orders required in the ordinary course to comply with the ongoing obligations of El Paso under Sections
5.2 and 5.3 and of the Relevant El Paso Parties under the Operative Documents and to perfect security interests.

                  2.4. Enforceability.

                  Each Operative Document to which any of El Paso and the Relevant El Paso Parties is a party constitutes the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally or by general principles of equity.

                  2.5. Accounts.

                  (a) The consolidated balance sheet of El Paso and its consolidated Subsidiaries as at December 31, 2000 and the related consolidated statements of income and cash flows of El Paso and its consolidated Subsidiaries for the fiscal year then ended, reported on by PricewaterhouseCoopers LLP, independent public accountants, fairly present the consolidated financial condition of El Paso and its consolidated Subsidiaries as at such date and the consolidated results of operations of El Paso and its consolidated Subsidiaries for the period ended on such date, all in accordance with GAAP consistently applied, and since December 31, 2000 there has been no material adverse change in such condition or operations.

                  (b) The unaudited consolidated balance sheet of El Paso and its consolidated Subsidiaries as of September 30, 2001, and the related consolidated statements of income and cash flows of El Paso and its consolidated Subsidiaries for the three months then ended, certified by the chief financial officer of El Paso, fairly present the consolidated results of operations of El Paso and its consolidated Subsidiaries for the three months then ended, all in accordance with GAAP consistently applied (except as approved by the chief financial officer of El Paso and as disclosed therein) and subject to normal year end audit adjustments.

                  2.6. Compliance with Laws, Etc.

                  Each of El Paso and the Relevant El Paso Parties is in compliance with all laws, rules, regulations and orders of any governmental authority applicable to it or its property, except where the failure to so comply, individually or in the aggregate, would not in the reasonable judgment of El Paso be expected to result in a Material Adverse Effect.

                  2.7. Litigation.

                  There is no action, suit or proceeding pending, or to the knowledge of El Paso threatened, against or involving El Paso or any Relevant El Paso Party or Principal Subsidiary in any court, or before any arbitrator of any kind, or before or by any governmental body, which, in the reasonable judgment of El Paso (taking into account the exhaustion of all appeals), would have a Material Adverse Effect, or which purports to affect the legality, validity, binding effect or enforceability of any Operative Document.

                  2.8. Taxes.

                  El Paso, each Relevant El Paso Party and each Principal Subsidiary have duly filed all tax returns required to be filed, and have duly paid and discharged all taxes, assessments and governmental charges upon it or against its properties now due and payable, the failure to pay which would have a Material Adverse Effect, unless and to the extent only that the same are being contested by any such Person in good faith and by appropriate proceedings. Each Sponsor Subsidiary that is eligible to be included in the U.S. federal income tax consolidated return of El Paso will elect to be so included. The Sponsor Subsidiaries listed on Schedule 2.8 hereto are included in the U.S. federal income tax consolidated return of El Paso.

                  2.9. Title to Property.

                  El Paso, each Relevant El Paso Party and each Principal Subsidiary have good title to their respective properties and assets, free and clear of all mortgages, liens and encumbrances, except for mortgages, liens and encumbrances (including covenants, restrictions, rights, easements and minor irregularities in title) which do not materially interfere with the business or operations of such Person as presently conducted or which are permitted by
Section 5.3(a) and except that no representation or warranty is made with respect to Margin Stock.

                  2.10. ERISA.

                  (a) No ERISA Termination Event has occurred or is reasonably expected to occur with respect to any Plan which, with the giving of notice or lapse of time, or both, would constitute an El Paso Event under clause (g) of the definition thereof.

                  (b) Each Plan has complied with the applicable provisions of ERISA and the Code where the failure to so comply would reasonably be expected to result in an aggregate liability that would exceed 10% of the Net Worth of El Paso.

                  (c) The statement of assets and liabilities of each Plan and the statements of changes in fund balance and in financial position, or the statement of changes in net assets available for plan benefits, for the most recent plan year for which an accountant s report with respect to such Plan has been prepared, fairly present the financial condition of such Plan as at such date and the results of operations of such Plan for the plan year ended on such date.

                  (d) Neither El Paso nor any ERISA Affiliate has incurred, or is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liability (as of the date of determination), would exceed 10% of the Net Worth of El Paso.

                  (e) Neither El Paso nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization, insolvent or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization, to become insolvent or to be terminated within the meaning of Title IV or ERISA, the effect of which reorganization, insolvency or termination would be the occurrence of an El Paso Event under clause (g) of the definition thereof.

                  2.11. Intentionally Omitted.

                  2.12. Investment Company; Holding Company.

                  (a) Neither El Paso nor any El Paso Party is an "investment company" within the meaning of the Investment Company Act of 1940.

                  (b) Neither El Paso nor any El Paso Party is a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935.

                  2.13. El Paso Parties.

                  (a) The Red River El Paso Member is a wholly owned Subsidiary of El Paso.

                  (b) Each Sponsor Subsidiary Member is an El Paso Company.


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                  (c) No Sponsor Subsidiary, Intermediate Holder, or Underlying
Business (other than EPPC, the Sponsor Subsidiary that owns all of the Equity Interests in EPPC, and any Intermediate Holder relating thereto) is:

                  (i) a Principal Subsidiary, a Restricted Subsidiary, or a Material Subsidiary; or

                  (ii) directly owned by El Paso.

                  2.14. Priority.

                  The obligations of El Paso and any Affiliate of El Paso under or in respect of the El Paso Demand Loans and interest on the A-Loans (including any guarantee by El Paso of El Paso Demand Loans or A-Loans made to Affiliates of El Paso pursuant to the El Paso Guaranty) rank in priority of payment pari passu with all other senior unsecured Debt of El Paso or such Affiliate of El Paso (as applicable).

                  2.15. No Default.

                  As of the First Closing Date, the Second Closing Date and the Third Closing Date, no Event of Default, Notice Event, Liquidating Event, Termination Event or Incipient Event has occurred and is continuing.

                  2.16. Disclosure.

                  With respect to the First Closing Date, the Second Closing Date, the Third Closing Date, the Syndication Date or the date of each Information Memorandum (each, a "RELEVANT DATE"), as the case may be:

                  (a) Subject to the Disclosure Qualification, all information that has been made available to the Agent, CXC, the APA Purchasers and the Equity Investors (and the members of the Equity Investors or their agents (it being agreed that Citibank, N.A. and its Affiliates are not agents of the Equity Investors)) by El Paso or any of its directors, partners, officers, employees, agents, advisors or representatives (all of the foregoing, collectively, "REPRESENTATIVES") prior to such Relevant Date in connection with the Operative Documents and the transactions contemplated by the Operative Documents, in each case taken as a whole and as modified or supplemented from time to time prior to such Relevant Date, was complete and correct in all material respects on such Relevant Date and did not on such Relevant Date contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in any material respect in light of the circumstances under which such statements were made.

                  (b) Any historical financial data provided by El Paso or its affiliates or any of their respective Representatives to the Agent, CXC, the APA Purchasers and the Equity Investors (and the members of the Equity Investors or their agents) prior to such Relevant Date in connection with the transactions contemplated by the Operative Documents was prepared in accordance with GAAP then in effect (or with appropriate reconciliation to such GAAP if required by Applicable Law or requested by the Agent or the Equity Investors) and fairly presents the financial condition and results of operations of El Paso and the Underlying Businesses that are Controlled Businesses (subject to year end audit adjustments) except as otherwise disclosed therein or in the footnotes thereto or as otherwise disclosed in writing to the Agent and the Equity Investors.

                  (c) All financial projections that were prepared by El Paso or its Representatives and made available to the Agent, CXC, the APA Purchasers and the Equity Investors (and the members of the Equity Investors of their agents) prior to such Relevant Date in connection with the transactions contemplated by the Operative Documents were prepared in good faith based upon assumptions believed by El Paso to be reasonable in the circumstances (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond El Paso's control, and that no assurance can be given that the projections will be realized).

                  (d) The financial model for Red River dated as of the Second Closing Date attached hereto as Annex I and the supplement thereto dated as of the Third Closing Date attached hereto as Annex II (the "FINANCIAL Model"), subject to the qualifications and assumptions set forth in the Financial Model, (x) contains formulas which are consistent with and fairly reflect (i) the allocations provided in the Trinity Company Agreement and (ii) the other relevant financial terms of the Sponsor Subsidiary Credit Agreement, the Trinity Company Agreement and the Red River Company Agreement and (y) sets forth computed amounts that fairly reflect the application of such formulae to the assumptions contained in the Financial Model.

                  (e) El Paso is not obligated to supplement any information or projection or other materials referred to in this Section 2.16 after the First Closing Date or the Second Closing Date or the Third Closing Date except with respect to the making of the foregoing representations and warranties on the Syndication Date and on the date of any Information Memorandum and except as otherwise required pursuant to the Operative Documents.

                                   SECTION 3

                    PERFORMANCE GUARANTEE AND INDEMNIFICATION

                  3.1. Subsidiary Guaranties.

                  Subject to Section 3.7, El Paso hereby absolutely, unconditionally and irrevocably guarantees, for the benefit of the Indemnified Persons, the following Obligations:

                  (a) Sponsor Subsidiary Obligations. The due and punctual payment, performance and observance by each Sponsor Subsidiary of each of its Obligations under each Operative Document to which it is a party, including (in the case of Sabine) the obligations of Sabine as the Trinity Class A Member under Section 4 of the Trinity Company Agreement and the obligations of Sabine to make additional Capital Contributions pursuant to Section 5.3 of the Trinity Company Agreement, but excluding


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         any obligation of Sabine as the Trinity Class A Member to cause Trinity to make any Preferred Payment under the Trinity Company Agreement (except to the extent that there are funds on deposit in the Trinity Operating Account that are available to be applied to such payment at the time such payment is due, and then only from such funds) (such non-excluded Obligations, the "SPONSOR SUBSIDIARY OBLIGATIONS").

                  (b) Sponsor Subsidiary Member Obligations. The due and punctual payment, performance and observance by each Sponsor Subsidiary Member of each of its Obligations under the Sponsor Subsidiary Company Agreement of the Sponsor Subsidiary of which it is a member and each other Operative Document to which it is a party, including the obligations of each Sponsor Subsidiary Managing Member under Section 4 of each such Sponsor Subsidiary Company Agreement and the obligation of each Sponsor Subsidiary Member to make additional Capital Contributions (as defined in each Sponsor Subsidiary Company Agreement) pursuant to each such Sponsor Subsidiary Company Agreement (the "SPONSOR SUBSIDIARY MEMBER OBLIGATIONS").

                  3.2. General Indemnities.

                  Subject to Sections 3.4 and 3.7, El Paso agrees to the fullest extent permitted by Applicable Law to indemnify and hold harmless each Indemnified Person for and against, and to pay on an After-Tax Basis, all Expenses (the Expenses on an After-Tax Basis being referred to collectively as the "INDEMNIFIED AMOUNTS") that may be incurred or realized by or asserted against such Indemnified Person relating to, growing out of or resulting from:

                  (a) Sponsor Subsidiary Obligations. Any breach by any Sponsor Subsidiary of any Sponsor Subsidiary Obligation; or

                  (b) Sponsor Subsidiary Member Obligations. Any breach by any Sponsor Subsidiary Member of any Sponsor Subsidiary Member Obligation; or

                  (c) El Paso Obligations. Any breach by El Paso or any El Paso Party (other than any Sponsor Subsidiary, Trinity or any Sponsor Subsidiary Member) in the performance or observance of each of its covenants and obligations under this Agreement and each other Operative Document to which it is a party; or

                  (d) Representations and Warranties. Any inaccuracy in, or any breach of, any written certification, representation or warranty made or deemed made:

                           (i) by El Paso in this Agreement or by El Paso or any
                  El Paso Party or other Affiliate of El Paso (or any officer or other authorized representative thereof) to or for the benefit of any Indemnified Person, any Sponsor Subsidiary or Trinity in any Operative Document to which El Paso, any El Paso Party or any such Affiliate is a party; or

                           (ii) by El Paso or any El Paso Party or any other
                  Affiliate of El Paso (or any officer or other authorized representative thereof) in any written report or certification required hereunder or under any Operative Document to which El Paso, any El Paso Party or any such Affiliate is a party, in each case (A) if but only if such certification, representation or warranty is made as of a specific date, as of the date as of which the facts stated therein were certified, represented or warranted and (B) in all other cases, as of any date or during any period to which such certification, representation or warranty may be applicable; or

                  (e) Investigations; Litigation; Proceedings; Enforcement. (i) Enforcement of this Agreement or any other Operative Document to which an El Paso Party is a party and (ii) any investigation, litigation or proceeding, whether or not such Indemnified Person is a party thereto, that:

                           (A) relates to, grows out of or results from any
                  action or omission, or alleged action or omission, by or on behalf of or attributable to El Paso or any El Paso Party (whether relating to Trinity, any Sponsor Subsidiary or otherwise) in the performance or observance of its obligations under or in relation to the Operative Documents or the transactions contemplated thereby; and

                           (B) would not have resulted in Indemnified Amounts
                  incurred or realized by or asserted against such Indemnified Person but for their being a party to, or a direct or indirect participant in, or having a relationship described in the definition of "Indemnified Person" to a party to, or a direct or indirect participant in, the Operative Documents or any of the transactions contemplated thereby; or

                  (f) Substantive Consolidation. (i) Any petition or proceeding
         (x) seeking or asserting or (y) a court ordering, in any case or proceeding under the United States Bankruptcy Code involving El Paso, any El Paso Party or any other Subsidiary of El Paso, as debtor, that the assets and liabilities of Trinity or any Sponsor Subsidiary be consolidated substantively with the assets and liabilities of El Paso, any El Paso Party (other than Trinity or any Sponsor Subsidiary) or any other Subsidiary of El Paso (other than Trinity or any Sponsor Subsidiary) and (ii) defending against any petition, proceeding or order referred to in clause (i) above; it being agreed that upon the occurrence of an event described in clause (i)(y) above which is or becomes a final judgment or order, the Indemnified Persons involved shall be entitled to recover from El Paso, as liquidated damages for Indemnified Amounts under such clause (i) (but without prejudice to amounts recoverable under clause (ii) above or any other provision of the Operative Documents), and not as a penalty, an aggregate amount equal to the sum of the amount that would be paid to Red River as the "Purchase Amount" (as defined in the Purchase Option Agreement) and all accrued and unpaid payments owing to Red River pursuant to the Trinity Company Agreement through the date of payment in full of such amount in addition to all other Indemnified Amounts hereunder; or

                  (g) ERISA. Any liability or other Indemnified Amounts that Trinity or any Sponsor Subsidiary may incur in connection with any Plan or Multiemployer Plan or otherwise under Title IV of ERISA; or

                  (h) Expenses. Any amendment, supplement, modification, consent or waiver of, to or under any Operative Document (to the extent not otherwise reimbursed pursuant to any Operative Document); or

                  (i) Freely Transferable Project Interests. The portion of any Contributed Investment purported to be the Freely Transferable Portion of such Contributed Investment not being Freely Transferable at the time of any attempted Disposition thereof by the Sponsor Subsidiary Collateral Agent; or

                  (j) Environmental Liabilities. The actual or alleged presence of Hazardous Materials on any property of any Intermediate Holder, any Underlying Business, any Sponsor Subsidiary, Trinity, or any other El Paso Party or any Environmental Action relating in any way to any Intermediate Holder, any Underlying Business, any Sponsor Subsidiary, Trinity, or any other El Paso Party; or

                  (k) Casualty, Etc. Any casualty, theft, personal injury, tort or other liability to a third party arising under or in connection with or attributable to any Contributed Investment, any Intermediate Holder or any Underlying Business relating thereto; or

                  (l) Fraudulent Transfer or Conveyance. Any transfer, pledge or conveyance by any Sponsor Subsidiary upon its accession to the Sponsor Subsidiary Credit Agreement or the issuance of the EPPC Note or the transfer, pledge or conveyance thereof to the extent found in any bankruptcy, insolvency, receivership or other similar proceeding to be a "fraudulent transfer" or "fraudulent conveyance" or "fraudulent preference"; or

                  (m) Consolidated Tax Liability. Any Consolidated Taxes paid by any Sponsor Subsidiary with respect to any taxable period for which such Sponsor Subsidiary was a member of the El Paso Consolidated group (including, without limitation, by reason of the application of Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign tax law or regulation). If the shares of any Sponsor Subsidiary and any assets directly or indirectly held thereby (including any assets held by any partnership in which the Sponsor Subsidiary is a partner) are sold following a Liquidating Event, the benefits of this Section 3.2(m) shall inure to the purchaser of such shares or assets with respect to any such taxable period for which such Sponsor Subsidiary was a member of the El Paso Consolidated group.

                  3.3. Survival of Indemnification Obligations.

                  All indemnities provided for in this Agreement shall survive the Transfer of any Trinity Membership Interest or any Sponsor Subsidiary Membership Interest or the liquidation of Trinity or any Sponsor Subsidiary. After any such Transfer or liquidation, the provisions of Section 3.2 shall inure to the benefit of each Indemnified Person with respect to Indemnified Amounts arising in respect of the period during which the member or shareholder or other holder of an Equity Interest (as applicable) who has Transferred its Trinity Membership Interest or Sponsor Subsidiary Membership Interest (as applicable) was a member (including with respect to actions taken or omitted to be taken, and events occurring and circumstances existing, during such period) of Trinity or any Sponsor Subsidiary (as applicable).

                  3.4. Limitations on Indemnification Obligations.

                  The indemnities provided in Section 3.2 shall be subject to the following limitations:

                  (a) Limitation by Law. Such Sections shall be enforced only to the maximum extent permitted by Applicable Law.

                  (b) Misconduct, Etc. No Person shall be indemnified or held harmless for, and El Paso shall have no liability for or in respect of, any Expenses with respect to such Person to the extent caused by or resulting from (i) the actual fraud, willful misconduct, bad faith or gross negligence of such Person or any of its Related Persons or (ii) any inaccuracy in, or breach of, any written certification, representation or warranty made by such Person or any of its Related Persons in any Operative Document or in any written report or certification required hereunder or under any other Operative Document (unless and to the extent such inaccuracy or breach is attributable to any written information provided by El Paso or its Affiliates), in each case under this clause (ii) (A) if, but only if, such certification, representation or warranty is made as of a specific date, as of the date as of which the facts stated therein were certified, represented or warranted and (B) in all other cases, as of any date or during any period to which such certification, representation or warranty may be applicable.

                  (c) No Duplication. Indemnified Amounts under Section 3.2 shall be without duplication of any amounts payable under indemnification provisions of any other Operative Document or other agreement or any amounts actually paid thereunder.

                  3.5. Procedural Requirements.

                  (a) Notice of Claims. Any Indemnified Person that proposes to assert a right to be indemnified under this Section 3 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such Indemnified Person in respect of which a claim is to be made against El Paso under this Section 3 (an "INDEMNIFIED PROCEEDING"), or the incurrence or realization of Indemnified Amounts in respect of which a claim is to be made against El Paso under this Section 3, notify El Paso of the commencement of such Indemnified Proceeding or of such incurrence or realization, enclosing a copy of all relevant documents, including all papers served and claims made, but the omission so to notify El Paso promptly of any such Indemnified Proceeding or incurrence or realization shall not relieve (i) El Paso from any liability that it may have to such Indemnified Person under this Section 3 or otherwise, except, as to El Paso's liability under this Section 3, to the extent, but only to the extent, that El Paso shall have been prejudiced by such omission or (ii) any other indemnitor from liability that it may have to any Indemnified Person under the Operative Documents.

                  (b) Defense of Proceedings. In case any Indemnified Proceeding shall be brought against any Indemnified Person and it shall notify El Paso of the commencement thereof, El Paso shall be entitled to participate in, and to assume the defense of, such Indemnified Proceeding with counsel reasonably satisfactory to such Indemnified Person, and after notice from El Paso to such Indemnified Person of El Paso's election so to assume the defense thereof and the failure by such Indemnified Person to object to such counsel within ten Business Days following its receipt of such notice, El Paso shall not be liable to such Indemnified Person for legal or other expenses incurred after such notice of election to assume such defense except as provided below and except for the reasonable costs of investigating, monitoring or cooperating in such defense subsequently incurred by such Indemnified Person reasonably necessary in connection with the defense thereof. Such Indemnified Person shall have the right to employ its counsel in any such Indemnified Proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless:

                  (i) the employment of counsel by such Indemnified Person at the expense of El Paso has been authorized in writing by El Paso (which authorization shall not be unreasonably withheld or delayed);

                  (ii) such Indemnified Person shall have reasonably concluded in its good faith (which conclusion shall be determinative unless a court determines that conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between El Paso and such Indemnified Person in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes of action available to such Indemnified Person (it being agreed that in any case referred to in this clause (ii) El Paso shall not have the right to direct the defense of such Indemnified Proceeding on behalf of the Indemnified Person);

                  (iii) El Paso shall not have employed Jones, Day, Reavis and Pogue, or other counsel reasonably acceptable to the Indemnified Person, to assume the defense of such Indemnified Proceeding within a reasonable time after notice of the commencement thereof (provided, however, that this clause shall not be deemed to contribute a waiver of any conflict of interest which may arise with respect to any such counsel); or

                  (iv) any counsel employed by El Paso shall fail to timely commence or maintain the defense of such Indemnified Proceeding,

in each of which cases the fees and expenses of counsel for such Indemnified Person shall be at the expense of El Paso; provided that without the prior written consent of such Indemnified Person, El Paso shall not settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding, unless such settlement, compromise or consent or related judgment includes an unconditional release of such Indemnified Person from all liability for Expenses arising out of such claim, action, investigation, suit or other legal proceeding. No Indemnified Person shall settle or compromise, or consent to the entry of any judgment in, any pending or threatened Indemnified Proceeding in respect of which any payment would result hereunder or under the other Operative Documents without the prior written consent of El Paso, such consent not to be unreasonably withheld or delayed. Only one counsel shall be retained by all Indemnified Persons with respect to any Indemnified Proceeding, unless counsel for any Indemnified Person reasonably concludes in good faith (which conclusion shall be determinative unless a court determines that conclusion was not reached reasonably and in good faith) that there is or may be a conflict of interest between such Indemnified Person and one or more other Indemnified Persons in the conduct of the defense of such Indemnified Proceeding or that there are or may be one or more different or additional defenses, claims, counterclaims, or causes of action available to such Indemnified Person (it being agreed that in any case referred to in this sentence such Indemnified Person may retain separate counsel together with all other Indemnified Persons subject to the same conflict of interest or sharing such additional defenses, claims, counterclaims or causes of action).

THE FOREGOING INDEMNITIES SHALL EXPRESSLY INCLUDE ANY INDEMNIFIED AMOUNTS ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF ANY INDEMNIFIED PERSON.

                  3.6. Intentionally Omitted.

                  3.7. Limitation with Respect to Obligations Under Sponsor Credit Documents.

                  (a) Notwithstanding anything to the contrary contained in this Agreement or in any other Operative Document, neither El Paso nor any Affiliate of El Paso (other than any Sponsor Subsidiary) guaranties:

                  (i) any payment obligation or deficiency of any Sponsor Subsidiary for or in respect of principal or interest under the Sponsor Subsidiary Credit Documents (or any instrument or security evidencing any obligation in respect thereof); provided, however, that without having or incurring any liability itself to make such payment, El Paso will exercise its power as direct or indirect owner of all of the Equity Interests issued by each Sponsor Subsidiary and each Sponsor Subsidiary Member to cause such Sponsor Subsidiary and such Sponsor Subsidiary Member to deposit into the Sabine Operating Account or the Cash Reserve (as applicable) any amounts that are required to be deposited into the Sabine Operating Account or the Cash Reserve pursuant to the Sponsor Subsidiary Credit Documents and to direct that payment of such items of principal or, interest be made from the Sabine Operating Account or the Cash Reserve (as applicable) to the extent that there are funds on deposit in the Sabine Operating Account or the Cash Reserve that, pursuant to the Operative Documents, are available to be applied to such payment at the time such payment is due, but then only from such available funds; or

                  (ii) any obligation of any Sponsor Subsidiary under Section 5.04(a), Section 5.04(b), Section 5.04(d), Section 5.04(e), Section 5.06(a) or Section 5.07(f) of the Sponsor Subsidiary Credit Agreement.

                  (b) Notwithstanding anything to the contrary contained in this Agreement or in any other Operative Document, (x) neither El Paso nor any Affiliate of El Paso (other than any Sponsor Subsidiary) shall have any liability to indemnify or hold harmless any Indemnified Person for, or to pay, any Expense arising out of any failure by any Sponsor Subsidiary to pay any payment obligation or any deficiency of any Sponsor Subsidiary for or in respect of principal or interest under the Sponsor Subsidiary Credit Documents (or any instrument or security evidencing any obligation in respect thereof) and (y) neither El Paso nor any Affiliate of El Paso (other than EPPC) shall have any liability to indemnify or hold harmless any Indemnified Person for, or to pay, any Expense arising out of any failure by EPPC to pay, and neither El Paso nor any such Affiliate (other than EPPC) shall otherwise be liable for, any payment obligation for or in respect of principal or interest under the EPPC Notes; provided, however, that without having or incurring any liability itself to make such payment, El Paso will exercise its power as direct or indirect owner of all of the Equity Interests issued by each Sponsor Subsidiary and each Sponsor Subsidiary Member to cause such Sponsor Subsidiary and such Sponsor Subsidiary Member to deposit into the Sabine Operating Account or the Cash Reserve (as applicable) any amounts that are required to be deposited into the Sabine Operating Account or the Cash Reserve pursuant to the Sponsor Subsidiary Credit Documents and to direct that payment of such items of principal or interest be made from the Sabine Operating Account or the Cash Reserve (as applicable) to the extent that there are funds on deposit in the Sabine Operating Account or the Cash Reserve after payment of all amounts referred to in Section 3.7(a) that are then owing, which funds, pursuant to the Operative Documents, are available to be applied to such payment at the time such payment is due, but then only from such available funds.

                  (c) The foregoing clauses (a) and (b) are not intended to limit any claim under this Agreement (including this Section 3) that is measured, in whole or in part, by reference to the payment obligations of the Sponsor Subsidiaries under the Sponsor Subsidiary Credit Documents (it being understood, for example, that although this Agreement does not constitute a direct or indirect guaranty of the principal or interest on the Advances, if a Sponsor Subsidiary breaches the covenant as to Indebtedness under Section 5.09(b) of the Sponsor Subsidiary Credit Agreement and as a result there is deficiency with respect to the payment of the Advances, a claim may be made hereunder against El Paso for such deficiency, the damages for which claim may be measured by the amount of such deficiency).

                  3.8. Waiver of Fiduciary Duty.

                  El Paso hereby agrees that the Independent Manager (as defined in each Sponsor Subsidiary Company Agreement) of each Sponsor Subsidiary shall not be bound by a fiduciary duty to act in the best interests of such Sponsor Subsidiary or any holder of any interest therein, but shall be entitled to vote in a manner and to take actions which it shall determine, in its sole discretion, to be in the best interests of Trinity, Red River and the members and creditors of Red River, and shall be fully indemnified and held harmless in so voting or acting in accordance with this Section 3.

                                    SECTION 4

                                    PAYMENTS

                  4.1. Payments.

                  All payments to be made by El Paso under Section 3 shall be paid by El Paso within two Business Days following demand therefor, accompanied, as may be appropriate in the context, by supporting documentation in reasonable detail. Payment shall be made to the bank account or at another location as such Indemnified Person shall designate in writing or as is expressly required under any Operative Document the obligations under which are the subject of any such payment, not later than 10:00 AM (New York time) on the date for such payment in immediately available funds.

                  4.2. Taxes.

                  (a) Any and all payments by El Paso hereunder to each Indemnified Person shall be made, in accordance with Section 4.1, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, imposed by the jurisdiction under the laws of which such Indemnified Person is organized, domiciled, resident or doing business, or any political subdivision thereof or by any jurisdiction in which such Indemnified Person holds any interest in connection with this Agreement or any other Operative Document (including, without limitation, in the case of each lender or APA Purchaser or CXC, the jurisdiction of such Person's lending or funding office) or any political subdivision thereof, other than by any jurisdiction with which the Indemnified Person's connection arises solely from having executed, delivered or performed obligations or received a payment under, or enforced, this Agreement or any other Operative Document (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If El Paso shall be required by Applicable Law to deduct any Taxes from or in respect of any sum payable hereunder to any Indemnified Person, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.2) such Indemnified Person receives an amount equal to the sum it would have received had no such deductions been made, (ii) El Paso shall make or cause to be made such deductions and (iii) El Paso shall pay or cause to be paid the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law, provided that El Paso shall not be required to pay any additional amount (and shall be relieved of any liability with respect thereto) pursuant to this Section 4.2 (a) to any Indemnified Person that either (A) on the date such Person became an Indemnified Person hereunder,
(I) was not entitled to submit a U.S. Internal Revenue Service form W-8BEN (relating to such Indemnified Person, and entitling it to a complete exemption from United States withholding taxes on all amounts to be received by such Indemnified Person pursuant to this Agreement) or any applicable successor form to similar effect or a U.S. Internal Revenue Service form W-8ECI (relating to all amounts to be received by such Indemnified Person pursuant to this Agreement) or any applicable successor form to similar effect and (II) was not a United States person (as such term is defined in Section 7701(a)(30) of the Code) or (B) has failed to submit any form or certificate that it was required to file or provide pursuant to Section 4.2 (d) and is entitled to file or give, as applicable, under Applicable Law, provided further that should an Indemnified Person become subject to Taxes because of its failure to deliver a form required hereunder, El Paso shall take such steps as such Indemnified Person shall reasonably request to assist such Indemnified Person to recover such Taxes, and provided further that each Indemnified Person (other than CXC), with respect to itself, agrees to indemnify and hold harmless El Paso from any taxes, penalties, interest or other expenses, costs and losses incurred or payable by El Paso as a result of the failure of El Paso to comply with its obligations under Section 4.2(a)(ii) or (iii) in reliance on any form or certificate provided to it by such Indemnified Person pursuant to this Section 4.2. If any Indemnified Person (other than CXC) receives a net credit or refund in respect of such Taxes or amounts so paid by El Paso, it shall promptly notify El Paso of such net credit or refund and shall promptly pay such net credit or refund to El Paso, provided that El Paso agrees to return such net credit or refund if the Indemnified Person to which such net credit or refund is applicable is required to repay it.

                  (b) In addition, El Paso agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by El Paso hereunder or from the execution, delivery or performance of, or otherwise with respect to, this Agreement (hereinafter referred to as "OTHER TAXES").

                  (c) El Paso will indemnify each Indemnified Person for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.2) paid by such Indemnified Person and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto except as a result of the gross negligence (which shall in any event include the failure of such Indemnified Person to provide to El Paso any form or certificate that it was required to provide pursuant to subsection (d) below) or willful misconduct of such Indemnified Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Indemnified Person makes written demand therefor.

                  (d) On or prior to the date on which each Indemnified Person organized under the laws of a jurisdiction outside the United States becomes an Indemnified Person hereunder, such Indemnified Person shall provide El Paso with U.S. Internal Revenue Service form W-BEN or W-8ECI, as appropriate, or any successor form prescribed by the U.S. Internal Revenue Service, certifying that such Indemnified Person is fully exempt from United States withholding taxes with respect to all payments to be made to such Indemnified Person hereunder, or other documents satisfactory to El Paso indicating that all payments to be made to such Indemnified Person hereunder are fully exempt from such taxes. Thereafter and from time to time (but only so long as such Indemnified Person remains lawfully able to do so), each such Indemnified Person shall submit to El Paso such additional duly completed and signed copies of one or the other of such Forms (or such successor Forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by El Paso to such Indemnified Person and (ii) required under then-current United States law or regulations to avoid United States withholding taxes on payments in respect of all amounts to be received by such Indemnified Person pursuant to this Agreement. Upon the request of El Paso from time to time, each Indemnified Person that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to El Paso a certificate to the effect that it is such a United States person. If any Indemnified Person determines, as a result of any change in Applicable Law, or in any official application or interpretation thereof, that it is unable to submit to El Paso any form or certificate that such Indemnified Person is obligated to submit pursuant to this subsection (d), or that such Indemnified Person is required to withdraw or cancel any such form or certificate previously submitted, such Indemnified Person shall promptly notify El Paso of such fact.

                  (e) Any Indemnified Person claiming any additional amounts payable pursuant to this Section 4.2 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending or funding office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Indemnified Person, be otherwise disadvantageous to such Indemnified Person.

                  (f) Without prejudice to the survival of any other agreement of El Paso hereunder, the agreements and obligations of El Paso and each Indemnified Person contained in this Section 4.2 shall survive the payment in full of principal and interest owing under the Sponsor Subsidiary Credit Agreement.

                  (g) Any other provision of this Agreement to the contrary notwithstanding, any amounts which are payable by El Paso under this Section 4.2 shall not be payable under Section 3.

                                    SECTION 5

                                EL PASO COVENANTS

                  5.1. Separate Existence.

                  El Paso hereby covenants and agrees that, so long as Red River, or its successors and assigns (other than El Paso or any Subsidiary of El
Paso), holds an interest in Trinity, El Paso will, and will cause each of the El Paso Companies (including the El Paso Parties), Trinity (for so long as the Trinity Class A Member is an El Paso Company and has the power and authority to manage the business and affairs of Trinity) and each Sponsor Subsidiary, to comply with the following undertakings (except for such non-compliance that, in the aggregate, is not material):

                  (i) El Paso and the El Paso Companies (other than Trinity and any Sponsor Subsidiary) will maintain their books, financial records and accounts, including checking and other bank accounts and custodian and other securities safekeeping accounts, separate and distinct from those of Trinity or any Sponsor Subsidiary, as the case may be.

                  (ii) El Paso and the El Paso Companies (other than Trinity and any Sponsor Subsidiary) will maintain their books, financial records and accounts (including inter-entity transaction accounts) in a manner so that it will not be difficult or costly to segregate, ascertain or otherwise identify their assets and liabilities separate and distinct from the assets and liabilities of Trinity or any Sponsor Subsidiary, as the case may be.

                  (iii) El Paso and the El Paso Companies (other than Trinity and any Sponsor Subsidiary) on the one hand, will not commingle any of their assets, funds, liabilities or business functions with the assets, funds, liabilities or business functions of Trinity or any Sponsor Subsidiary, as the case may be, on the other hand.

                  (iv) El Paso and the El Paso Companies (other than Trinity and any Sponsor Subsidiary) will each observe all requisite corporate procedures and formalities, including the holding of periodic and special meetings of shareholders and boards of directors, the recordation and maintenance of minutes of such meetings, and the recordation and maintenance of resolutions adopted at such meetings.

                  (v) Each of Trinity and the Sponsor Subsidiaries will observe all requisite organizational procedures and formalities, including the holding of meetings of members and boards of managers as required by the Trinity Company Agreement and the Sponsor

         Subsidiary Company Agreements, as applicable, the recordation and maintenance of minutes of such meetings, and the recordation of and maintenance of resolutions adopted at such meetings.

                  (vi) None of El Paso and the El Paso Companies (other than Trinity and any Sponsor Subsidiary) will be consensually merged or consolidated with Trinity or any Sponsor Subsidiary, as the case may be (other than, with respect to Trinity and any Sponsor Subsidiary, for financial reporting purposes, and with respect to any Sponsor Subsidiary, for tax purposes). None of El Paso and the El Paso Companies will be consensually merged or consolidated with Red River for any purpose.

                  (vii) El Paso will include in its consolidated financial statements footnotes that clearly disclose, among other things, the separate existence and identity of Trinity and each Sponsor Subsidiary from El Paso and its other Subsidiaries, and that each of Trinity and the Sponsor Subsidiaries has separate assets and liabilities. Red River will not be consolidated with El Paso for the purposes of El Paso's consolidated financial statements.

                  (viii) All transactions, agreements and dealings between El Paso and the El Paso Companies (other than Trinity and any Sponsor Subsidiary), on the one hand, and Trinity or any Sponsor Subsidiary, as the case may be, on the other hand (including transactions, agreements and dealings pursuant to which the assets or property of one is used or to be used by the other), will reflect the separate identity and legal existence of each entity.

                  (ix) Transactions between Trinity or any Sponsor Subsidiary, on the one hand, and any third parties, on the other hand, will be conducted in the name of Trinity or such Sponsor Subsidiary (as applicable) as an entity separate and distinct from El Paso or any El Paso Company (other than Trinity and any Sponsor Subsidiary).

                  (x) Except as otherwise specified in the Operative Documents, each of Trinity and the Sponsor Subsidiaries, on the one hand, will pay its liabilities and losses from its respective assets, and El Paso and the El Paso Companies (other than Trinity and any Sponsor Subsidiary), on the other hand, will pay their liabilities and losses from their respective assets.

                  (xi) Representatives and agents of Trinity or any Sponsor Subsidiary (whether or not they are "loaned" employees of El Paso or any El Paso Company (other than Trinity and the Sponsor Subsidiaries)) will, when purporting to act on behalf of Trinity or any Sponsor Subsidiary (as applicable), hold themselves out to third parties as being representatives or agents, as the case may be, of Trinity or such Sponsor Subsidiary (as applicable), and will utilize business cards, letterhead, purchase orders, invoices and the like of Trinity or such Sponsor Subsidiary (as applicable).

                  (xii) Each of Trinity and the Sponsor Subsidiaries will compensate all consultants, independent contractors and agents from its own funds for services provided to it by such consultants, independent contractors and agents.

                  (xiii) To the extent that Trinity or any Sponsor Subsidiary, on the one hand, and El Paso or any of the El Paso Companies (other than Trinity and any Sponsor

         Subsidiary), on the other hand, jointly contract or do business with vendors or service providers or share overhead expenses, the costs and expenses incurred in so doing will be fairly and nonarbitrarily allocated between or among such entities, with the result that each such entity bears its fair share of all such costs and expenses. To the extent that Trinity or any Sponsor Subsidiary, on the one hand, and El Paso or any of the El Paso Companies (other than Trinity and any Sponsor Subsidiary), on the other hand, contracts or does business with vendors or service providers where the goods or services are wholly or partially for the benefit of the other, then the costs incurred in so doing will be fairly and nonarbitrarily allocated to the entity for whose benefit the goods or services are provided, with the result that each such entity bears its fair share of all such costs, except to the extent otherwise provided in the Operative Documents.

                  (xiv) Each of Trinity and the Sponsor Subsidiaries will have annual financial statements prepared in accordance with GAAP, separate from El Paso and the El Paso Companies (other than Trinity and any Sponsor Subsidiary), provided that El Paso may consolidate Trinity and any Sponsor Subsidiary for El Paso's financial reporting purposes.

                  (xv) None of El Paso and the El Paso Companies (other than Trinity and the Sponsor Subsidiaries) will make any inter-entity loans, advances, guarantees, extensions of credit or contributions of capital to, from or for the benefit of Trinity or any Sponsor Subsidiary, as the case may be, without proper documentation and accounting in accordance with GAAP and only in accordance with, or as contemplated by, the provisions of the Trinity Company Agreement or the relevant Sponsor Subsidiary Company Agreement, as the case may be, and the other Operative Documents.

                  (xvi) Trinity will not be included in the consolidated tax returns of El Paso and the consolidated El Paso Companies (other than Trinity).

                  (xvii) El Paso and the El Paso Companies (other than Trinity and the Sponsor Subsidiaries) will not refer to Trinity or any Sponsor Subsidiary, as the case may be, as a department or division of El Paso or any of the El Paso Companies (other than Trinity and any Sponsor Subsidiary) and will not otherwise refer to Trinity or any Sponsor Subsidiary, as the case may be in a manner inconsistent with its status as a separate and distinct legal entity. In addition, each of Trinity and the Sponsor Subsidiaries will hold itself out as separate and distinct from El Paso and the El Paso Companies (other than Trinity and the Sponsor Subsidiaries).

                  (xviii) El Paso shall cause Lord Securities to be elected as an independent manager of each Sponsor Subsidiary pursuant to the terms of each Sponsor Subsidiary Company Agreement at each election of the Board of Managers of such Sponsor Subsidiary.

                  (xix) El Paso and the El Paso Companies (other than Trinity and Sabine) will not hold out the credit of either Trinity or Sabine as being available to satisfy the obligations of El Paso or the El Paso Companies (other than Trinity and Sabine, respectively).

                  (xx) El Paso and the El Paso Companies (other than Trinity and Sabine) will not acquire the obligations or securities of Trinity or Sabine (except as contemplated by or permitted under the Operative Documents).

                  (xxi) El Paso and the El Paso Companies (other than Trinity and Sabine) will not use stationery, invoices, and checks bearing the name of either Trinity or Sabine.

                  (xxii) El Paso and the El Paso Companies (other than Trinity and Sabine) will not pledge their respective assets for the benefit of Trinity or Sabine (except as contemplated by or permitted under the Operative Documents).

                  (xxiii) El Paso and the El Paso Companies (other than Trinity and Sabine) will correct any known misunderstanding regarding their respective identities as separate from the identity of each of Trinity and Sabine.

                  (xxiv) None of El Paso and the El Paso Companies (other than Trinity and Sabine) will use the separate existence of Trinity or Sabine to abuse creditors or to perpetrate a fraud, injury, or injustice on creditors.

                  (xxv) All transactions between El Paso and the El Paso Companies (other than Trinity and Sabine), on the one hand, and each of Trinity and Sabine, on the other, are, and will be, duly authorized and documented, and recorded accurately in the appropriate books and records of such entities. All such transactions will be made in good faith and without any intent to hinder, delay, or defraud creditors.

                  (xxvi) No El Paso Company (including Trinity and Sabine) has entered into the transactions contemplated by this Agreement or any Operative Document to which it is a party in contemplation of insolvency or with a design to prefer one or more creditors of such Person to the exclusion in whole or in part of others in violation of Applicable Law or with an intent to hinder, delay or defraud any of its creditors.

                  (xxvii) The assets of each El Paso Company (including Trinity and Sabine) are, as of the date hereof, intended to be sufficient to pay the ongoing business expenses of each such respective entity as they are incurred and to discharge all of their respective liabilities.

                  (xxviii) El Paso shall cause the Sponsor Subsidiary Members to appoint a Sponsor Subsidiary Liquidator in compliance with, and to the extent required by, Section 11.9 of each Sponsor Subsidiary Company Agreement.

                  5.2. Affirmative Covenants.

                  El Paso hereby covenants and agrees that, until the Collection Date, it will:

                  (a) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each Relevant El Paso Party and each Principal Subsidiary to preserve and maintain, its corporate existence, rights (organizational and statutory) and material franchises, except in the case of each such Person as otherwise permitted by

         Section 5.3(d) or 5.3(e); provided, however, that nothing herein shall prevent any change in Business Entity form of El Paso or any Principal Subsidiary.

                  (b) Compliance with Laws, Etc. Comply, and cause each Relevant El Paso Party and each Principal Subsidiary to comply, in all material respects with all Applicable Laws (including, without limitation, all environmental laws and laws requiring payment of all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith by appropriate proceedings) the failure to comply with which would have a Material Adverse Effect.

                  (c) Visitation Rights. At any reasonable time and from time to time, permit Red River, the Agent, the Collateral Agent, the Equity Investors and the Surety (as such terms are defined in the Red River Credit Agreement) or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of El Paso or any Relevant El Paso Party and to discuss the affairs, finances and accounts of El Paso, any Relevant El Paso Party and any of El Paso's Subsidiaries (other than Trinity and the Sponsor Subsidiaries) with any of their respective officers and with their respective independent certified public accountants. El Paso shall assume or pay all reasonable costs and expenses associated with any such discussion or examination; provided, however, that prior to the occurrence of a Notice Event, El Paso shall only be liable for costs and expenses associated with any such discussion or examination once per Fiscal Year.

                  (d) Books and Records. Keep, and cause each of its Subsidiaries (other than Trinity and the Sponsor Subsidiaries) and each Relevant El Paso Party to keep, proper books of record and account, in which full and correct entries shall be made of all its respective financial transactions and the assets and business of El Paso, each of its Subsidiaries (other than Trinity and the Sponsor Subsidiaries) and each Relevant El Paso Party, as applicable, in accordance with GAAP either (i) consistently applied or (ii) applied in a changed manner provided such change shall have been disclosed to the Agent, Red River, the Equity Investors and the Surety (as such terms are defined in the Red River Credit Agreement) and shall have been consented to by the accountants which (as required by Section 5.4(b)) report on the financial statements of El Paso and its consolidated Subsidiaries for the fiscal year in which such change shall have occurred.

                  (e) Maintenance of Properties, Etc. Maintain and preserve, and cause each Principal Subsidiary and each Relevant El Paso Party to maintain and preserve, all of its properties which are used in the conduct of its business in good working order and condition, ordinary wear and tear excepted, to the extent that any failure to do so would have a Material Adverse Effect.

                  (f) Maintenance of Insurance. Maintain, and cause each Principal Subsidiary and each Relevant El Paso Party to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which El Paso, such Subsidiary or such Relevant El Paso Party operates.

                  (g) El Paso Companies. Cause each Relevant El Paso Party to be an El Paso Company.

                  (h) Turnover. To the extent that El Paso is making any payment that, pursuant to the Operative Documents, is required to be paid into the Cash Reserve or the Trinity Operating Account, as the case may be, make such payment into the Cash Reserve or the Trinity Operating Account, as the case may be. To the extent that any El Paso Company is making any payment that, pursuant to the Operative Documents, is required to be paid into the Cash Reserve or the Trinity Operating Account, as the case may be, cause such El Paso Company to direct that such payment be so paid into the Cash Reserve or the Trinity Operating Account, as the case may be.

                  (i) Income Tax Liabilities. Pay, or cause to be paid by any Relevant El Paso Party, all Taxes based on net income of the Sponsor Subsidiaries (other than Publicly Traded Investments) to the extent that such Sponsor Subsidiaries are included in a consolidated, combined, unitary or any similar Tax return with El Paso or with any Relevant El Paso Party (the "CONSOLIDATED TAXES").

                  (j) Trinity Liquidator Notices. Upon receipt of a notice from the Trinity Liquidator following the occurrence of a Liquidating Event, El Paso will: (i) contribute to the capital of the Sponsor Subsidiaries (other than Publicly Traded Investments) or, at El Paso's sole option waive repayment of, those amounts receivable from such Sponsor Subsidiaries in respect of Consolidated Taxes as may be specified in the notice from the Trinity Liquidator and (ii) cause those Sponsor Subsidiaries (other than Publicly Traded Investments) that the Trinity Liquidator may request to make the election provided in Code Section 754 provided that the underlying Sponsor Subsidiary member agreement or partnership agreement permits such election to be made and that such Sponsor Subsidiary is classified as a partnership for U.S. federal income tax purposes.

                  5.3. Negative Covenants.

                  El Paso hereby covenants and agrees that, until the Collection Date, it will not at any time:

                  (a) Liens, Etc. (i) Create, assume or suffer to exist, or permit any Principal Subsidiary or any Relevant El Paso Party to create, assume or suffer to exist, any Relevant Liens upon or with respect to its Equity Interests in any Principal Subsidiary or any Relevant El Paso Party, whether now owned or hereafter acquired, or
         (ii) create or assume, or permit any Principal Subsidiary or any Relevant El Paso Party to create or assume, any Relevant Liens upon or with respect to any other assets material to the consolidated operations of El Paso and its consolidated Subsidiaries taken as a whole securing the payment of Relevant Indebtedness and Guaranties in an aggregate amount (determined without duplication of amount (so that the amount of a Guaranty will be excluded to the extent the Relevant Indebtedness Guaranteed thereby is included in computing such aggregate amount)) exceeding the greater of (x) $300,000,000 and (y) 10% of Net Worth as at the date of such creation or assumption; provided, however, that this Section 5.3(a) shall not apply to:

                           (A) Relevant Liens on the Equity Interests in, or
                  Indebtedness or other obligations of, or assets of any Project Financing Subsidiary (or Equity Interests in, or Indebtedness or other obligations of, any Business Entity which is directly or indirectly owned by a Project Finance Subsidiary) securing the payment of a Project Financing and related obligations;

                           (B) Relevant Liens on (1) assets acquired by El Paso
                  or any of its Subsidiaries after February 11, 1992, to the extent that such Relevant Liens existed at the time of such acquisition and were not placed thereon by or with the consent of El Paso in contemplation of such acquisition and (2) Equity Interests acquired after February 11, 1992 in a Business Entity that has become or becomes a Subsidiary of El Paso, or on assets of any such Business Entity, to the extent that such Relevant Liens existed at the time of such acquisition and were not placed thereon by or with the consent of El Paso in contemplation of such acquisition;

                           (C) Relevant Liens created by any Alternate Program
                  or any document executed by any "Borrower" or any "Subsidiary" (other than any Sponsor Subsidiary, any Controlled Business or Trinity) under and as defined in the El Paso Revolving Credit Facility Agreement or the El Paso Additional Credit Facility Agreement in connection therewith;

                           (D) Relevant Liens on Margin Stock; and

                           (E) Permitted Relevant Liens;

                           (F) Relevant Liens arising out of the refinancing,
                  extension, renewal or refunding of any Indebtedness or Guaranty or other obligation secured by any Lien permitted by any of the foregoing clauses of this Section, provided that the principal amount of such Indebtedness or Guaranty or other obligation is not increased (except by the amount of costs reasonably incurred in connection with the issuance thereof) beyond the highest previous amount thereof and such Indebtedness or Guaranty or other obligation is outstanding immediately prior to the refinancing, extension, renewal or refunding and is not secured by any additional assets that would not have been permitted by this Section to secure the Indebtedness or Guaranty or other obligation refinanced, extended, renewed or refunded; and

                           (G) Relevant Liens on products and proceeds
                  (including dividend, interest and like payments on, and insurance and condemnation proceeds and rental, lease, licensing and similar proceeds) of, and property evidencing or embodying, or constituting rights or other general intangibles directly relating to or arising out of, and accessions and improvements to, collateral subject to Liens permitted by this
                  Section 5.3(a).

                  (b) Consolidated Debt and Guarantees to Capitalization. Permit the ratio of (i) the sum of (A) the aggregate amount of consolidated Debt of El Paso and its consolidated Subsidiaries (without duplication of amounts under this clause (i) and determined as to all of the foregoing entities on a consolidated basis) plus (B) the aggregate amount of consolidated Guaranties of El Paso and its consolidated Subsidiaries (without duplication of amounts under this clause (i) and determined as to all of the foregoing entities on a consolidated basis) to (ii) Capitalization of El Paso (without duplication and determined as to all of the foregoing entities on a consolidated basis) to exceed 0.7 to 1.

                  (c) Debt, Etc. Permit any of its consolidated Subsidiaries to incur or become liable for any Debt, any Guaranty or any reimbursement obligation with respect to any letter of credit (other than any Project Financing), if, immediately after giving effect to such Debt, Guaranty or reimbursement obligation and the receipt and application of any proceeds thereof or value received in connection therewith, the aggregate amount (determined without duplication of amount) of Debt, Guaranties and letter of credit reimbursement obligations of El Paso's consolidated Subsidiaries owing to Persons other than El Paso and its consolidated Subsidiaries (other than any Project Financing) would exceed the greater of (i) $600,000,000 and (ii) 10% of Net Worth determined as at the date of incurrence or assumption thereof; provided, however, that the following Debt, Guaranties or reimbursement obligations shall be excluded from the application of, and calculation set forth in, this paragraph (c): (A) Debt, Guaranties or reimbursement obligations incurred by (x) Mojave or (y) EPNGC, (B) Debt, Guaranties or reimbursement obligations arising under (x) the EPTPC Facility or
         (y) the El Paso Existing 364-Day Facility, or the El Paso Existing 3-Year Facility, (C) Debt, Guaranties or reimbursement obligations incurred by El Paso Field Services Company up to an amount not to exceed at any time outstanding the tangible net worth of El Paso Field Services Company, provided that such Debt may be guaranteed by El Paso,
         (D) Excluded Acquisition Debt, (E) successive extensions, refinancings or replacements (at the same Subsidiary or at any other consolidated Subsidiary of El Paso) of Debt, Guaranties or reimbursement obligations (or commitments in respect thereof) referred to in clauses (A), (B) and
         (D) above and in an amount not in excess of the amounts so extended, refinanced or replaced (or the amount of commitments in respect thereof) and (F) Debt, Guarantees or reimbursement obligations incurred by Tennessee pursuant to one or more commercial paper programs allowing for the issuance by Tennessee of items of commercial paper having maturity dates not later than one year from the dates of their respective issuance, provided that such Debt, Guarantees or reimbursement obligations of Tennessee shall be in an aggregate principal amount not to exceed at any time the excess of (x) the sum of
         (1) the aggregate amount of "Commitments" as defined in the El Paso Existing 364-Day Facility and (2) the aggregate amount of "Commitments" as defined in the El Paso Existing 3-Year Facility, over (y) the sum of
         (1) the aggregate amount of "Advances", as defined in and outstanding pursuant to, the El Paso Existing 364-Day Facility, (2) the aggregate amount of "Advances", as defined in and outstanding pursuant to, the El Paso Existing 3-Year Facility, and (3) the aggregate principal amount of commercial paper outstanding from time to time that (I) is issued by El Paso and its Subsidiaries (other than Tennessee), and (II) relies upon credit availability under either the El Paso Existing 364-Day Facility or the El Paso Existing 3-Year Facility for commercial paper liquidity purposes.

                  (d) Sale, Etc., of Assets. Sell, lease or otherwise transfer, or permit any Principal Subsidiary or Relevant El Paso Party to sell, lease or otherwise transfer, (in either case, whether in one transaction or in a series of transactions) assets constituting all or substantially all of the consolidated assets of El Paso and its Principal Subsidiaries taken as a whole, provided that the provisions of this clause (d) shall not apply to:

                           (i) any sale of receivables and related rights
                  pursuant to any Alternate Program;

                           (ii) any Project Financing Subsidiary and the assets
                  thereof;

                           (iii) sales, leases or other transfers of assets or
                  capital stock of any Subsidiary of El Paso other than any Principal Subsidiary;

                           (iv) any sale of Margin Stock;

                           (v) any sale of up to 20% of the equity of El Paso
                  Field Services Company in an initial public offering of such Person's Equity Interests;

                           (vi) any sale, lease or other transfer to El Paso or
                  any Principal Subsidiary, or to any Business Entity that after giving effect to such transfer will become and be either (A) a Principal Subsidiary in which El Paso's direct or indirect equity interest will be at least as great as its direct or indirect equity interest in the transferor immediately prior thereto or (B) a directly or indirectly wholly-owned Principal Subsidiary;

                           (vii) any transfer permitted by Section 5.3(e); and

                           (viii) any transfer to El Paso or any of its
                  Subsidiaries of any stock or assets other than FERC regulated assets (or stock or any other equity interest in an entity owning FERC regulated assets) used in the mainline gas transmission business; provided that no El Paso Event or El Paso Default shall have occurred and be continuing before and immediately after giving effect to such transfer.

                  (e) Merger, Etc. Merge or consolidate with any Person, or permit any of its Principal Subsidiaries to merge or consolidate with any Person, except that (i) any Principal Subsidiary may merge or consolidate with (or liquidate into) any other Subsidiary (other than a Project Financing Subsidiary, unless the successor Business Entity is not treated as a Project Financing Subsidiary under this Agreement) or may merge or consolidate with (or liquidate into) El Paso, provided that (A) if such Principal Subsidiary merges or consolidates with (or liquidates into) El Paso either (x) El Paso shall be the continuing or surviving Business Entity or (y) the continuing or surviving Business Entity is organized under the laws or the United States or a State thereof and unconditionally assumes by agreement all of the performance obligations and payment obligations of El Paso under this Agreement and the other Operative Documents to which El Paso is a party, and (B) if any such Principal Subsidiary merges or consolidates with (or liquidates into) any other Subsidiary of El Paso, one or more Business Entities that are Subsidiaries are the continuing or surviving Business Entity and, if either such Subsidiary is not directly or indirectly wholly owned by El Paso, such merger or consolidation is on an arm's length basis, and (ii) El Paso or any Principal Subsidiary may merge or consolidate with any other Business Entity (that is, in addition to El Paso or any Subsidiary of El Paso), provided that (A) if El Paso merges or consolidates with any such other Business Entity, either (x) El Paso is the continuing or surviving Business Entity, or (y) the continuing or surviving Business Entity is organized under the laws of the United States or a State thereof and unconditionally assumes by agreement all of the performance obligations and payment obligations of El Paso under this Agreement and the other Operative Documents to which El Paso is a party, (B) if any Principal Subsidiary merges or consolidates with any such other Business Entity, the surviving Business Entity is a directly or indirectly wholly owned Principal Subsidiary of El Paso, and (C) if either El Paso or any Principal Subsidiary merges or consolidates with any such other Business Entity, after giving effect to such merger or consolidation no El Paso Event or El Paso Default shall have occurred and be continuing.

                  (f) Trinity, Sponsor Subsidiary or Red River Bankruptcy. (i) Consent to, vote for, or otherwise cause or permit (or permit any of its Affiliates, to consent to, or vote for, or otherwise cause or permit) Trinity or any Sponsor Subsidiary or any El Paso Party voluntarily to take any action of the type referred to in clause
         (a)(iii) or (b), or clause (c) insofar as such clause (c) refers to clause (a)(iii) or (b), of the definition of "VOLUNTARY BANKRUPTCY".

                  (ii) Consent to, vote for, or otherwise cause (or permit any of its Affiliates, to consent to, or vote for, or otherwise cause) Red River voluntarily to take any action of the type referred to in clause
         (a)(iii) or (b), or clause (c) insofar as such clause (c) refers to clause (a)(iii) or (b), of the definition of "VOLUNTARY BANKRUPTCY".

                  (g) Principal Subsidiaries and Material Subsidiaries. Permit at any time any Sponsor Subsidiary, Intermediate Holder, Underlying Business (other than EPPC, the Sponsor Subsidiary that owns all of the Equity Interests in EPPC, and any Intermediate Holder relating thereto), or Trinity to be:

                           (i) a Principal Subsidiary or a Material Subsidiary
                  of El Paso; or

                           (ii) directly owned by El Paso.

                  (h) Consolidated Taxes. Notwithstanding the El Paso Natural Gas Company Income Tax Provision and Settlement Policy dated July 1, 1992 or any successor agreement or document (with respect to which El Paso, on its own behalf and on behalf of any affiliated party, hereby waives any right to payment as long as this Agreement is in effect), permit any Sponsor Subsidiary (other than Publicly Traded Investments) to pay any Consolidated Taxes (including, without limitation, any Consolidated Taxes attributable to such Sponsor Subsidiary) or to pay or reimburse El Paso, any Relevant El Paso Party or any other El Paso Affiliate for or in respect of any Consolidated Taxes (including, without limitation, any Consolidated Taxes attributable to such Sponsor Subsidiary).

                  5.4. Reporting Requirements.

                  El Paso hereby covenants and agrees that, until the Collection Date, it will furnish to Red River the following:

                  (a) as soon as publicly available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of each of El Paso and EPNGC, a consolidated balance sheet of each of El Paso and EPNGC and their respective consolidated subsidiaries as of the end of such quarter, and consolidated statements of income and cash flows of each of El Paso and EPNGC and their respective consolidated subsidiaries each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified (subject to normal year-end adjustments) as being fairly stated in all material respects by the chief financial officer, controller or treasurer of El Paso and accompanied by a certificate of such officer stating (i) whether or not such officer has knowledge of the occurrence of any El Paso Event that is continuing or of any event not theretofore remedied that with notice or lapse of time or both would constitute an El Paso Event and, if so, stating in reasonable detail the facts with respect thereto, (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not El Paso is in compliance with the requirements set forth in Sections 5.3 (b) and (c), and (iii) a listing of all Principal Subsidiaries and consolidated Subsidiaries of El Paso showing the extent of its direct and indirect holdings of their stocks;

                  (b) as soon as publicly available and in any event within 120 days after the end of each fiscal year of each of El Paso and EPNGC, a copy of the annual report for such year for each of El Paso and EPNGC and their respective consolidated Subsidiaries containing financial statements for such year reported on by PricewaterhouseCoopers LLP or other nationally recognized independent public accountants accompanied by (i) a report signed by said accountants stating that such financial statements have been prepared in accordance with generally accepted accounting principles and (ii) a letter from such accountants stating that in making the investigations necessary for such report they obtained no knowledge, except as specifically stated therein, of any event of default (however described) under the El Paso Existing 3-Year Facility or El Paso Existing 364-Day Facility that is continuing or of any event not theretofore remedied that with notice or lapse of time or both would constitute such an event of default;

                  (c) within 120 days after the close of each of El Paso's fiscal years, a certificate of the chief financial officer, controller or treasurer of El Paso stating (i) whether or not such chief financial officer, controller or treasurer has knowledge of the occurrence of any El Paso Event that is continuing or of any event not theretofore remedied that with notice or lapse of time or both would constitute such an El Paso Event and, if so, stating in reasonable detail the facts with respect thereto, (ii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not El Paso is in compliance with the requirements set forth in Sections 5.3(b) and
         (c) and (iii) a listing of all Principal Subsidiaries and consolidated Subsidiaries of El Paso showing the extent of its direct and indirect holdings of their stocks;

                  (d) promptly after the sending or filing thereof, copies of all publicly available reports that El Paso or any Principal Subsidiary sends to any of its security holders and copies of all publicly available reports and registration statements that El Paso or any Principal Subsidiary files with the Securities and Exchange Commission or any national securities exchange other than registration statements relating to employee benefit plans and to registrations of securities for selling security holders;

                  (e) promptly in writing, notice of all litigation and of all proceedings before any governmental or regulatory agencies against or involving El Paso or any Principal Subsidiary except any litigation or proceeding that in the reasonable judgment of El Paso (taking into account the exhaustion of all appeals) is not likely to have a material adverse effect on the consolidated financial condition of El Paso and its consolidated Subsidiaries taken as a whole;

                  (f) within three Business Days after an officer of El Paso obtains knowledge of the occurrence of any Notice Event, Liquidating Event, Termination Event, Event of Default or Incipient Event that is continuing, notice of such occurrence together with a detailed statement by a responsible officer of El Paso of the steps being taken by El Paso or the appropriate Subsidiary to cure the effect of such event;

                  (g) as soon as practicable and in any event (i) within 30 days after El Paso or any ERISA Affiliate knows or has reason to know that any ERISA Termination Event described in clause (a) of the definition of ERISA Termination Event with respect to any Plan has occurred and
         (ii) within 10 days after El Paso or any ERISA Affiliate knows or has reason to know that any other ERISA Termination Event with respect to any Plan has occurred, a statement of the chief financial officer or treasurer of El Paso describing such ERISA Termination Event and the action, if any, which El Paso or such ERISA Affiliate proposes to take with respect thereto;

                  (h) promptly and in any event within two Business Days after receipt thereof by El Paso or any ERISA Affiliate, copies of each notice received by El Paso or any ERISA Affiliate from the Pension Benefit Guaranty Corporation (or any successor) stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan;

                  (i) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan;

                  (j) promptly and in any event within five Business Days after receipt thereof by El Paso or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by El Paso or any ERISA Affiliate concerning (i) the imposition of Withdrawal Liability by a Multiemployer Plan, (ii) the determination that a Multiemployer Plan is, or is expected to be, in reorganization or insolvent within the meaning of Title IV of ERISA, (iii) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or (iv) the amount of liability incurred, or expected to be incurred, by El Paso or any ERISA Affiliate in connection with any event described in clause (i), (ii) or (iii) above; and

                  (k) as soon as practicable but in any event within 60 days of any notice of request therefor, such other information respecting the financial condition and results of operations of El Paso or any Subsidiary of El Paso as a Beneficiary may from time to time reasonably request.

                  Each balance sheet and other financial statement furnished pursuant to Section 5.4(a) or (b) shall contain comparative financial information that conforms to the presentation required in Forms 10-Q and 10-K, as appropriate, under the Securities Exchange Act of 1934, as amended.

                  5.5. Restrictions on Material Subsidiaries.

                  El Paso will not, and will not permit any Material Subsidiary to, enter into any agreement or understanding (a) pursuant to which any non-equity interest claim El Paso may have against any Material Subsidiary would be subordinate in any manner to the payment of any other obligation of such Material Subsidiary (other than waivers or subordination of subrogation, contribution or similar rights under Guaranties and similar agreements) or (b) that by its terms limits or restricts the ability of such Material Subsidiary to make funds available to El Paso (whether by dividend or other distribution, by replacement of any inter-company advance or otherwise) if, in any such case referred to in this Section 5.5, there is, at the time any such agreement is entered into, a reasonable likelihood that all such agreements and understandings, considered together, would materially and adversely affect the ability of El Paso to meet its obligations as they become due.

                                    SECTION 6

                                  MISCELLANEOUS

                  6.1. Amendments.

                  No amendment or waiver of any provision of this Agreement, and no consent to any departure by El Paso herefrom, shall in any event be effective unless the same shall be in writing and signed by Red River and El Paso. No such waiver of a provision or consent to a departure in any one instance shall be construed as a further or continuing waiver of or consent to subsequent occurrences, or a waiver of any other provision or consent to any other departure. Any such amendment, waiver or consent signed by Red River shall be binding on all Indemnified Persons.

                  6.2. Addresses for Notices.

                  Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing or by facsimile and shall be deemed to have been delivered, given, and received for all purposes (a) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) when the same is actually received (if during the recipient s normal business hours if during a Business Day, or, if


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


not, on the next succeeding Business Day), if sent by facsimile (followed by a hard copy of the facsimiled communication sent by certified mail, postage and charges prepaid), or by courier or delivery service or by mail, addressed as follows, or to such other address as such Person may from time to time specify by notice, if to El Paso, at its address at c/o El Paso Corporation, 1001 Louisiana Street, Houston, TX 77002, Attention: Chief Financial Officer, Facsimile No.: (713) 420-4975, if to Red River, at its address specified in
Section 2.2 of the Trinity Company Agreement, and if to any other Beneficiary, at its address specified by notice given in the manner provided herein to each other Person entitled to receive notice hereunder, or, in each case, to such other address (and with copies to such other Persons) as the Person entitled to receive notice hereunder shall specify by notice given in the manner provided herein to the other Persons entitled to receive notice hereunder.

                  6.3. No Waiver; Cumulative Remedies.

                  No failure on the part of any Indemnified Person to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

                  6.4. Waiver of Jury Trial.

                  EL PASO AND, BY ACCEPTING THE BENEFITS HEREOF, EACH INDEMNIFIED PERSON, EACH HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                  6.5. Jurisdiction, Etc.

                  (a) El Paso hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding by any Indemnified Person in respect of, but only in respect of, any claims or causes of action arising out of or relating to this Agreement (such claims and causes of action, collectively, being "PERMITTED CLAIMS"), and El Paso hereby irrevocably agrees that all Permitted Claims may be heard and determined in such New York State court or in such Federal court. El Paso hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any aforementioned court in respect of Permitted Claims. El Paso hereby irrevocably appoints CT Corporation System (the "PROCESS AGENT"), with an office on the date hereof at 111 Eighth Avenue, 13th Floor, New York, NY 10011, as its agent to receive on behalf of El Paso and its property service of copies of the summons and complaint and any other process which may be served by any Indemnified Person in any such action or proceeding in any aforementioned court in respect of Permitted Claims. Such service may be made by delivering a copy of such process to El Paso by courier and by certified mail (return receipt requested), fees and postage prepaid, both
(i) in care of the Process Agent at the Process Agent's above address and (ii) at El Paso's address specified pursuant to Section 6.2, and El Paso hereby irrevocably authorizes and directs the Process Agent

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


to accept such service on its behalf. El Paso agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

                  (b) Nothing in this Section 6.5 shall affect the right of any Indemnified Person to serve legal process in any other manner permitted by Applicable Law or affect any right otherwise existing of any Indemnified Person to bring any action or proceeding against El Paso or its property in the courts of other jurisdictions or (ii) shall be deemed to be a general consent to jurisdiction in any particular court or a general waiver of any defense or a consent to jurisdiction of the courts expressly referred to in subsection (a) above in any action or proceeding in respect of any claim or cause of action other than Permitted Claims..

                  6.6. Assignment.

                  All covenants and other agreements and obligations in this Agreement shall (a) be binding upon El Paso and its successors, but El Paso may not assign its obligations hereunder without the consent of Red River, except pursuant to a merger or consolidation not prohibited by Section 5.3(e), and (b) inure to the exclusive benefit of, and be enforceable by, Red River and any Indemnified Person and, in each case, by its respective permitted successors, transferees and assigns (including any assignee for security purposes or Person holding a security interest herein).

                  6.7. Governing Law.

                  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

                  6.8. Counterparts.

                  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This agreement may be delivered by facsimile transmission of the relevant signature pages hereof.

                  6.9. Survival of Representations, Warranties and Indemnities; Entire Agreement.

                  All representations, warranties and indemnities and undertakings to pay costs and expenses contained herein or made by or on behalf of El Paso, as the case may be, in connection herewith or in connection with the Operative Documents shall survive (a) the execution and delivery of this Agreement, (b) the completion of the performance by (i) any Sponsor Subsidiary of the Sponsor Subsidiary Obligations, (ii) any Sponsor Subsidiary Member of the Sponsor Subsidiary Member Obligations, or (iii) each other El Paso Party of its Obligations under the Operative Documents to which it is a party, and (c) the Transfer (whether or not such Transfer was a permitted Transfer) by (A) any Sponsor Subsidiary of all or a portion of its Trinity Class A Membership Interest or any termination of its status as a Trinity Class A Member pursuant to the Trinity Company Agreement or (B) any Sponsor Subsidiary Member or any Trinity Member of all or a portion of their respective interests in any Sponsor Subsidiary or Trinity or any


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


termination of such Person's status as a member of any Sponsor Subsidiary or Trinity, and may be relied upon by any Indemnified Person, or any assignee of such Indemnified Person permitted hereunder, regardless of any investigation made at any time by or on behalf of any Indemnified Person or any such assignee.

                  6.10. Severability.

                  Every provision of this Agreement that is prohibited by or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  6.11. No Third-Party Beneficiaries.

                  This Agreement is intended for the exclusive benefit of the Indemnified Persons and no other Person shall have any rights hereunder, whether as a third-party beneficiary or otherwise.

                  6.12. Obligations Absolute.

                  (a) To the fullest extent permitted under Applicable Law, El Paso covenants and agrees that its obligations hereunder will be performed strictly in accordance with the terms of this Agreement, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting the ability of any El Paso Party to perform its obligations under any Operative Document or the rights of any Indemnified Person with respect thereto.

                  (b) To the fullest extent permitted under Applicable Law, any action or actions may be brought hereunder by any Indemnified Person without the necessity of joining any prior or other Indemnified Person in such action or actions. To the fullest extent permitted under Applicable Law, the liability of El Paso under this Agreement shall be irrevocable, absolute and unconditional irrespective of, and El Paso hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (i) Any change in the time, manner or place of performance, or in any other term, of all or any of the Obligations of El Paso or any El Paso Party under any other Operative Document or the Sponsor Subsidiary Obligations, or any other amendment, supplement or waiver of or any consent to departure from any of the Operative Documents, including any increase in or modification of the Obligations of El Paso or any El Paso Party thereunder or of the Sponsor Subsidiary Obligations, or the dissolution of any of the El Paso Parties;

                  (ii) Any change, restructuring or termination of the corporate, limited liability company, or partnership structure, as the case may be, or in the existence or ownership of any of the El Paso Parties;

                  (iii) Any act or omission of any Indemnified Person or any prior or subsequent Indemnified Person hereunder (other than any written amendment or waiver of, or consent to departure from, this Agreement meeting the requirements of
         Section 6.1 and except to the extent contemplated by Section 3.4);

                  (iv) Any failure of any Indemnified Person to disclose to El Paso any information relating to the financial condition, operations, properties or prospects of Trinity, any Sponsor Subsidiary, any Red River El Paso Member or any Sponsor Subsidiary Member now or in the future known to any Indemnified Person (El Paso waiving any duty on the part of each Indemnified Person to disclose such information);

                  (v) Any lack of validity or unenforceability of any of the Sponsor Subsidiary Obligations or the Sponsor Subsidiary Member Obligations;

                  (vi) Any Sponsor Subsidiary Obligation being unenforceable or not allowable due to the existence of a Bankruptcy involving any Sponsor Subsidiary;

                  (vii) Any Sponsor Subsidiary Member Obligation being unenforceable or not allowable due to the existence of a Bankruptcy involving any Sponsor Subsidiary Member; or

                  (viii) Any other circumstance (including any statute of limitations or any existence of or reliance on any representation by any Indemnified Person) that might otherwise constitute a defense available to, or a discharge of, any of the El Paso Parties or El Paso or a guarantor or indemnitor generally other than payment and performance when due.

                  (c) El Paso s obligations under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment by El Paso or any El Paso Party in satisfaction of any of the obligations of El Paso or any El Paso Party under the Operative Documents, or any Sponsor Subsidiary Member Obligation is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of El Paso or any El Paso Party, or any Subsidiary of such Person, or otherwise, all as though such payment had not been made.

                  6.13. Waiver.

                  Subject to the provisions of Section 3, El Paso hereby waives (to the extent it may do so under Applicable Law) promptness, diligence, and any notice from any Indemnified Person with respect to any of El Paso s obligations under this Agreement and any requirement that any Indemnified Person exhaust any right or take any action against any of the El Paso Parties or any other Person.

                  6.14. Subrogation.

                  Until indefeasible payment in full of (a) El Paso's obligations hereunder (b) the Sponsor Subsidiary Obligations, and (c) any other obligations of any other El Paso Party under the Operative Documents, El Paso hereby waives any rights that it may acquire by way of subrogation hereunder, by any payment made hereunder or otherwise. If any amount shall be paid to El Paso on account of such subrogation rights at any time prior to such obligations having been paid in full, such amount shall be held in trust for the benefit of the relevant Indemnified


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


Person and shall forthwith be paid to such Indemnified Person to be credited and applied to any such obligations, whether matured or unmatured, in accordance with the terms hereof.

                  [Remainder of page intentionally left blank]


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


                  IN WITNESS WHEREOF, El Paso and Red River have each caused this Agreement to be duly executed and delivered by its officer or other duly authorized signatory thereunto duly authorized as of the date first above written.

                                  EL PASO CORPORATION


                                           By:    /s/ John J. Hopper
                                               --------------------------
                                               Name:  John J. Hopper
                                               Title: Vice President



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


RED RIVER INVESTORS L.L.C.

By:      NUECES RIVER HOLDINGS L.L.C.,
         its Managing Member

By:      WHITECLAY WTC, INC., its
         managing member


 By:       /s/ Ann E. Roberts
    ------------------------------------------
 Name:     Ann E. Roberts
 Title:    Vice President




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